EX. 99.1 - FORM OF INSTRUCTIONS AS TO USE OF RIGHTS CERTIFICATES

FORM OF INSTRUCTIONS AS TO USE OF
ADVANCED BIOTHERAPY, INC.

RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT, YOUR BANK OR BROKER
AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by Advanced Biotherapy, Inc., a Delaware corporation (“ABI”), to the holders of record (the “Recordholders”) of its common stock, par value $0.001 per share (the “Common Stock”), as described in the ABI prospectus dated __________ , 2007 (the “Prospectus”). Recordholders of Common Stock at the close of business on ___________, 2007 (the “Record Date”) are receiving non-transferable subscription rights (the “Rights”) to subscribe for and purchase shares of Common Stock (the “Underlying Shares”). An aggregate of 874,812,700 Underlying Shares are being offered by the Prospectus. Each Recordholder will receive 10 Rights for each share of Common Stock owned of record as of the close of business on the Record Date. The Rights will expire, if not exercised, at 5:00 p.m., Eastern Daylight Time, on ______________ 2007, unless extended in the sole discretion of ABI (as it may be extended, the “Expiration Date”). After the Expiration Date, unexercised Rights will be null and void. ABI will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company (the “Subscription Agent”) after 5:00 p.m., Eastern Daylight Time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. ABI may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., Eastern Daylight Time, on the next business day after the previously scheduled Expiration Date. The Rights will be evidenced by non-transferable Rights certificates (the “Rights Certificates”).

Each Right allows the holder thereof to subscribe for one share of Common Stock (the “Subscription Privilege”) at the cash price of $0.015 per share (the “Subscription Price”). Each Right also will carry with it an oversubscription privilege to subscribe for shares of Common Stock that are not purchased by other holders of Rights.

The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

If you elect to exercise your basic subscription Rights in full, you also may subscribe for additional shares of Common Stock at the same Subscription Price (“Oversubscription Privilege”) if any shares are not purchased by other Recordholders of basic subscription Rights as of the Expiration Date. You should indicate your wishes with respect to the exercise of your Oversubscription Privilege by also completing the appropriate portions of your Rights Certificate regarding the Oversubscription Privilege.

YOUR RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE.

EX. 99.1 - FORM OF INSTRUCTIONS AS TO USE OF RIGHTS CERTIFICATES

1.	Method of Subscription - Exercise of Rights.

To exercise Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription Privilege, to the Subscription Agent, on or prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent, or (b) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at ABA No. 021000021, further credit to Account Number 323-213251 (the “Subscription Account”). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by wire transfer. Payments will be deemed to have been received upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Subscription Account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take five to ten business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

The Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane, Plaza Level New York, NY 10038

Telephone Number for Information: Georgeson Inc., Information Agent (866) 785-7394

Delivery to an address other than those above does not constitute valid delivery.

By making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the “Notice of Guaranteed Delivery”), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, Shareholder, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, (each, an “Eligible Institution”), to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Rights Certificate or Rights Certificates held by you, the number of Underlying Shares being subscribed for pursuant to the Subscription Privilege and that you will guarantee the delivery

EX. 99.1 - FORM OF INSTRUCTIONS AS TO USE OF RIGHTS CERTIFICATES

to the Subscription Agent of any properly completed and executed Rights Certificate or Rights Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Rights Certificate or Rights Certificates evidencing the Right or the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile No. (718) 234-5001). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address set forth above, or by calling Georgeson Shareholder Communications Inc., the Information Agent, at (866) 785-7394 (or (212) 440-9800 for banks and brokerage firms).

If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, including, if applicable, the Oversubscription Privilege, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised the Subscription Privilege to purchase Underlying Shares to the full extent of the payment tendered.

If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe (such excess being the “Subscription Excess”), then any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.

2.	Issuance of Common Stock.

As soon as practicable after the Expiration Date and the valid exercise of Rights and the Oversubscription Privilege, if applicable, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Subscription Privilege, and the Oversubscription Privilege, if applicable.

3.	Sale or Transfer of Rights.

The Rights are non-transferable and, therefore, may not be assigned, gifted, purchased or sold to anyone else.

4.	Execution.

(a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever, Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder names on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

(c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions,

EX. 99.1 - FORM OF INSTRUCTIONS AS TO USE OF RIGHTS CERTIFICATES

5.	Method of Delivery.

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Because uncertified personal checks may take five to ten business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

6.	Special Provisions Relating to the Delivery of Rights Through the Depository Trust Company.

In the case of Rights that are held of record through the Depository Trust Company (the “Book-Entry Transfer Facility”), exercises of the Subscription Privilege and the Oversubscription Privilege, if applicable, may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Underlying Shares thereby subscribed for pursuant to the Subscription Privilege and the Oversubscription Privilege, if applicable, by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Subscription Privilege and the Oversubscription Privilege, if applicable.

EX. 99.1 - FORM OF INSTRUCTIONS AS TO USE OF RIGHTS CERTIFICATES

Exhibit A

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
RIGHTS CERTIFICATES ISSUED BY
ADVANCED BIOTHERAPY, INC.

This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights offering described in the prospectus dated __________, 2007 (the “Prospectus”) of Advanced Biotherapy, Inc., a Delaware corporation (“ABI”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern Daylight Time, on ___________, 2007, unless such time is extended by ABI as described in the Prospectus (as it may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “The Rights Offering Method of Subscription” in the Prospectus.

Payment of the Subscription Price of $0.015 per share for each share of ABI common stock subscribed for upon exercise of such Rights and exercise of the Oversubscription Privilege, if applicable, must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering-Method of Subscription” in the Prospectus.

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company Ann: Reorganization Department 59 Maiden Lane, Plaza Level New York, NY
By Facsimile: (718) 234-5001 Telephone Number for Confirmation: (877) 248-6417 Telephone Number for Information: Georgeson Inc., Information Agent, (866) 785-7394

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery

EX. 99.1 - FORM OF INSTRUCTIONS AS TO USE OF RIGHTS CERTIFICATES

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for [___________] share(s) of Common Stock with respect to each of the Rights represented by such Rights Certificate(s).

❑ (check if appropriate) The undersigned represents that it/he/she elects to exercise the Subscription Privilege in full to subscribe for all the shares of Common Stock with respect to all of the Rights represented by the Rights Certificates issued to the undersigned. The undersigned hereby elects to exercise the Oversubscription Privilege to subscribe for an additional [___________] shares of Common Stock.

The undersigned understands that payment of the Subscription Price of $0.015 per share for each share of Common Stock subscribed for pursuant to the Subscription Privilege and the Oversubscription Privilege, if applicable, must be received by the Subscription Agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date and represents that such payment, in the aggregate amount of [$_____] either (check appropriate box):

❑ is being delivered to the Subscription Agent herewith

or

❑ has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

❑ Wire transfer of funds

Name of transferor institution:_____________________________________________________________________________________

Date of transfer:________________________________________________________________________________________________

Confirmation number (if available):__________________________________________________________________________________

❑ Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

❑ Certified check

❑ Bank draft (cashier's check)

Money order
Name of maker_________________________________________________________________________________________________

Date of check, draft or money order:_____________________________________________________________________________________

Check, draft or money order number:_____________________________________________________________________________________

Bank on which check is drawn or issuer or money order:_______________________________________________________________________

Signature(s) __________________________________________________________  Address ______________________________________

EX. 99.1 - FORM OF INSTRUCTIONS AS TO USE OF RIGHTS CERTIFICATES

Names _____________________________________________________________          ___________________________________________

__________________________________________________________________________________________________________________
                                                                (Please type or print)                                                                                   Area Code and Tel. No.(s)

Rights Certificate No(s).
(if available)_________________________________________________________________________________________________________

EX. 99.1 - FORM OF INSTRUCTIONS AS TO USE OF RIGHTS CERTIFICATES

GUARANTEE OF DELIVERY
(Not To Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Form of Nominee Holder Certification the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:_____________________________________________________________________________________________________________________
Authorized Signature:_________________________________________________________________________________________________________
Name of Firm:________________________________________________________________________________________________________________
Address:____________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________
Area Code and Telephone Number:________________________________________________________________________________________________

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Form of Nominee Holder Certification to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.